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                                                                  EXHIBIT 10.168

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, made this 19th day of February, 2001 and effective January 1, 2001 (the "Effective Date"), by and between PPD Development, LLC, a Texas limited liability company and successor-in-interest to PPD Development, Inc. (hereinafter "PPD Development"), and Francis J. Casieri (hereinafter "Employee"), amends that certain Employment Agreement dated December 17, 1999, by and between PPD Development and Employee (the "Agreement").

     For and in consideration of the mutual promises, covenants and considerations herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

     1.  Attached hereto as Appendix I (effective January 1, 2001) is the bonus
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plan agreed upon by Employee and PPD Development for the one-year renewal term beginning on the Effective Date.

     2.  Section 3 of the Agreement entitled "Salary" is rewritten as follows:
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         "For all services rendered by Employee under this Agreement, PPD
         Development shall pay to Employee for the one-year term beginning on January 1, 2001 (the "First Renewal Term") an annual base salary of $171,720. Employee shall also be entitled to a Quarterly Bonus if the Businesses (as hereinafter defined) attain a certain level of Authorizations for the applicable calendar quarter of the First Renewal Term, as set forth in Appendix I (effective January 1, 2001) attached. Each Quarterly Bonus, if any, to which Employee is entitled shall be paid within thirty (30) days after its determination. Employee shall also be entitled to a Plan Bonus as provided for in Appendix I
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         (effective January 1, 2001) attached, which Plan Bonus, which shall be paid to Employee at the same time annual bonuses, if any, for the First Renewal Term are or would have been paid to other senior executives of PPD Development. In addition, Employee shall be entitled to an award of non-qualified stock options under the Pharmaceutical Product Development, Inc. ("PPD") Equity Compensation Plan if Authorizations for the Businesses attain the Annual Target for the First Renewal Term hereof as set forth in Appendix I (effective January 1, 2001). Any
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         award of stock options for the First Renewal Term shall have an exercise price equal to the NASDAQ closing price on December 31, 2001, and shall contain such other terms and conditions, including a three-year linear vesting schedule, as included in stock option awards generally for other senior executives of PPD Development. A new bonus plan shall be agreed upon by Employee and PPD Development for each one-year renewal term of this Agreement."
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     3.  The Agreement, as herein amended, shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Employment Agreement to be executed effective the Effective Date.



                                                PPD DEVELOPMENT, LLC

                                                By: /s/ Fredric N. Eshelman
                                                Name: Fredric N. Eshelman
                                                Title: Chief Executive Officer



                                                /s/ Francis J. Casieri  (SEAL)
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                                                Francis J. Casieri